Exhibit 99.1

Syncora Holdings Ltd. Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda +441 295 7135 Phone +441 296 4351 Fax

News

SYNCORA HOLDINGS LTD. ANNOUNCES DEPARTURE OF
CHIEF FINANCIAL OFFICER ELIZABETH A. KEYS

Mary R. Hennessy, Director, resigns from Syncora Holdings’ Board of Directors

Hamilton, Bermuda, November 17, 2008 – Syncora Holdings Ltd. (“Syncora” or the “Company”) (NYSE: SCA) announced today that Ms. Elizabeth A. Keys, 39, will be leaving her position as Chief Financial Officer, effective November 19, 2008, to pursue another employment opportunity within the financial services industry. The Company’s Board of Directors has elected not to name a replacement CFO at this time.

Additionally, the Company announced that Mary R. Hennessy, a Board member since the firm’s initial public offering in 2006, has resigned from the Board of Directors of Syncora effective November 15, 2008. Ms. Hennessy advised the Company that her resignation was due to a combination of factors including increased demands of the Syncora Board coupled with her other work commitments. After Ms. Hennessy’s departure there are five members on the Company’s Board of Directors. The Company expects to announce the appointment of four new Directors in the near future who will be added to the Board of Directors pursuant to the Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008, once the 30,069,049 shares of Syncora are released from escrow into the SCA Shareholder Entity in accordance with the aforementioned agreement.

"On behalf of the Board of Directors, we’d like to thank Beth and Mary for their service and dedication to the Company. We greatly appreciate their hard work, particularly over the past few months during our critical restructuring initiatives. The entire Board also joins me in wishing Beth and Mary every success in their future endeavors,” commented Susan Comparato, Acting Chief Executive Officer and General Counsel of Syncora Holdings Ltd.

About Syncora Holdings Ltd.

Syncora Holdings Ltd. is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). Syncora Holdings Ltd. was formerly known as Security Capital Assurance Ltd. For more information, please visit www.syncora.com.

Investor and Media Contact:
Michael Gormley
+1 441-279-7450
michael.gormley@scafg.com

FORWARD-LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute "forward-looking" statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These factors include, but are not limited to: our ability to continue as a going concern; higher risk of loss in connection with obligations guaranteed by the Company due to deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; the outcome of our negotiations with the bank counterparties concerning the commutation, termination, amendment or otherwise restructuring of their credit default swap (“CDS”) contracts and the expiration of their forbearance; Syncora Guarantee’s ability to maintain minimum required policyholders’ surplus or positive policyholders’ surplus; the decision by our regulators to take regulatory action with respect to the Company’s operating subsidiaries at any time; the availability of capital and liquidity, including risks associated with the Master Transaction Agreement and related transactions and agreements with the New York Insurance Department; developments in the world's financial and capital markets that adversely affect the performance of the Company's investments and its access to such markets; changes in regulation, tax laws, legislation or accounting policies or practices; delisting from the New York Stock Exchange; limitations on our net operating carry forwards; payment of terminations values under CDS contracts; non-payment of premium and make whole payments by policy holders and counterparties; challenge to the Master Transaction Agreement and related commutations and releases; impact of non-payment of dividends on the Company’s Series A Preferences shares on the Company’s Board of Directors; the outcome of the efforts to refund Jefferson County, Alabama's outstanding sewer system debt and the outcome of related litigation; the performance of invested assets, losses on credit derivatives or changes in the fair value of CDS contracts, losses on the shares of XL Capital Ltd.; recent and future rating agency statements and ratings actions; the suspension of writing substantially all new business and the Company's ability to continue to operate its business in its historic form; the outcome of litigation; the timing of claims payments and the receipt of reinsurance recoverables; greater frequency or severity of claims and loss activity including in excess of the Company's loss reserves; our assumptions concerning the tax treatment of the transactions contemplated by the Master Transaction Agreement and related agreements and related transactions; the impact of provisions in business arrangements and agreements triggered by the ratings downgrades; the impact of other triggers in business arrangements including CDS contracts; changes in officers and key employees; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; possible downgrade of the Company's reinsurers; possible default by the counterparties to the Company's reinsurance arrangements; the Company's ability to compete; changes that may occur in Company operations and ownership as the Company matures; and other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

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